UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2008 (May 19, 2008)
Concho Resources Inc.
(Exact name of registrant as specified in its charters)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

550 West Texas Avenue, Suite 1300
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (432) 683-7443
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 19, 2008, Concho Resources Inc. (the “Company”) and certain of its operating subsidiaries, entered into a Third Amendment to Credit Agreement (the “Amendment”). The Amendment amended the Company’s Credit Agreement dated as of February 24, 2006 (the “Credit Agreement”), by and among JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders, and certain other lenders party thereto (collectively with JPMorgan Chase Bank, N.A., the “Lenders”). Pursuant to the Amendment, the Lenders agreed to amend the Credit Agreement to (i) extend the maturity date until February 24, 2011, (ii) increase the borrowing base to $550,000,000, (iii) increase the interest margin paid by the Company on Eurodollar rate advances under the facility by 25 basis points and (iv) add additional Lenders and reallocate commitments among the Lenders.
The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits

Exhibit
Number	Description
10.1	Third Amendment to Credit Agreement, dated as of May 19, 2008, by and among Concho Resources Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and the other leaders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: May 23, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description
10.1	Third Amendment to Credit Agreement, dated as of May 19, 2008, by and among Concho Resources Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and the other leaders party thereto.